UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):   February 23, 2005

YARDVILLE NATIONAL BANCORP

(Exact Name of Issuer as Specified in Charter)

NEW JERSEY	0-26086	22-2670267
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification Number)

2465 KUSER ROAD, HAMILTON, NEW JERSEY 08690

(Address of Principal Executive Offices)

(609) 585-5100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement.

On February 23, 2005, Registrant’s Board of Directors, following the actions of its Organization and Compensation Committee, approved bonus compensation for 2004 and base salary increases for the executive officers named below, and the following table sets forth opposite the names of such executive officers, the amounts of the bonus compensation and the new annual base salaries, which will be effective retroactively to January 28, 2005:

Executive Officer	2004 Bonus	Annual Base Salary
Patrick M. Ryan President & CEO	$277,869	$460,000

Jay G. Destribats Chairman of the Board	$185,246	$270,000	(1)

F. Kevin Tylus SEVP/Chief Operating Officer	$46,312	$315,000

Stephen F. Carman EVP/Chief Financial Officer	$35,000	$202,000

Timothy J. Losch EVP/Chief Market Dev. & Community Relations Officer	$27,500	$178,000

Stephen R. Walker EVP/Chief Information Officer	$27,500	$178,000

(1)	Mr. Destribats’s annual base salary was not increased.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YARDVILLE NATIONAL BANCORP

Date: February 28, 2005	By:	Stephen F. Carman Stephen F. Carman Vice President and Treasurer